EXHIBIT (b)

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), the undersigned officers of American Vantage Companies (the “Company”) do hereby certify, to the best of each such officer’s knowledge, that:

1.	The report on Form N-CSR of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company.

Date: August 29, 2007	/s/ Ronald J. Tassinari
Ronald J. Tassinari
President and Chief Executive Officer

Date: August 29, 2007	/s/ Anna M. Morrison
Anna M. Morrison
Chief Accounting Officer
(Principal Financial Officer)